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Exhibit 10.7

COMCAST CORPORATION
2002 RESTRICTED STOCK PLAN
(As Amended And Restated, Effective January 1, 2005)

1.     BACKGROUND AND PURPOSE

        (a)    Amendment and Restatement of Plan.    COMCAST CORPORATION, a Pennsylvania corporation, hereby amends and restates the Comcast Corporation 2002 Restricted Stock Plan (the "Plan"), effective January 1, 2005. The purpose of the Plan is to promote the ability of Comcast Corporation to recruit and retain employees and enhance the growth and profitability of Comcast Corporation by providing the incentive of long-term awards for continued employment and the attainment of performance objectives.

        (b)    Purpose of the Amendment; Credits Affected.    The Plan has been amended and restated, effective January 1, 2005 in order (i) to preserve the favorable tax treatment available to amounts deferred pursuant to the Plan before January 1, 2005 and the earnings credited in respect of such amounts (each a "Grandfathered Amount") in light of the American Jobs Creation Act of 2004, IRS Notice 2005-1, and the regulations issued by the Department of the Treasury thereunder (collectively, the "AJCA"), and (ii) with respect to all other amounts eligible to be deferred under the Plan, to comply with the requirements of the AJCA. Except as provided in Paragraph 8(f)(iii) of the Plan, Grandfathered Amounts will continue to be subject to the terms and conditions of the Plan as in effect prior to the Amendment Date. All amounts eligible to be deferred under the Plan other than Grandfathered Amounts will be subject to the terms of this amendment and restatement of the Plan and the AJCA.

        (c)    Reservation of Right to Amend to Comply with AJCA.    The Board and the Committee reserve the right to amend the Plan, either retroactively or prospectively, in whatever respect is required to achieve and maintain compliance with the requirements of the AJCA.

        (d)    Deferral Provisions of Plan Unfunded and Limited to Select Group of Management or Highly Compensated Employees.    Deferral Eligible Grantees and Non-Employee Directors may elect to defer the receipt of Restricted Stock and Restricted Stock Units as provided in Article VIII. The deferral provisions of Article VIII and the other provisions of the Plan relating to the deferral of Restricted Stock and Restricted Stock Units are unfunded and maintained primarily for the purpose of providing a select group of management or highly compensated employees the opportunity to defer the receipt of compensation otherwise payable to such eligible employees in accordance with the terms of the Plan.

2.     DEFINITIONS

        (a)    "Acceleration Election"    means a written election on a form provided by the Committee, pursuant to which a Deceased Grantee's Successor-in-Interest or a Disabled Grantee elects to accelerate the distribution date of Shares issuable with respect to Restricted Stock and/or Restricted Stock Units.

        (b)    "Account"    means unfunded bookkeeping accounts established pursuant to Paragraph 8(e) and maintained by the Committee in the names of the respective Grantees (i) to which Deferred Stock Units are deemed credited and (ii) to which an amount equal to the Fair Market Value of Deferred Stock Units with respect to which a Diversification Election has been made and interest thereon are deemed credited, reduced by distributions in accordance with the Plan.

        (c)    "Active Grantee"    means each Grantee who is actively employed by a Participating Company.

        (d)    "Affiliate"    means, with respect to any Person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term "control," including its correlative terms "controlled by" and "under common control with," mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

        (e)    "AJCA"    means the American Jobs Creation Act of 2004, IRS Notice 2005-1 and announcements, notices, revenue rulings and regulations issued under the American Jobs Creation Act of 2004.

        (f)    "Annual Rate of Pay"    means, as of any date, an employee's annualized base pay rate. An employee's Annual Rate of Pay shall not include sales commissions or other similar payments or awards.

        (g)    "Applicable Interest Rate" means:

  (i)
  Except as otherwise provided in Paragraph 2(g)(ii), the Applicable Interest Rate means the interest rate that, when compounded annually pursuant to rules established by the Committee from time to time, is mathematically equivalent to 8% per annum, compounded annually, or such other interest rate established by the Committee from time to time. The effective date of any reduction in the Applicable Interest Rate shall not precede the later of: (A) the 30th day following the date of the Committee's action to establish a reduced rate; or (B) the lapse of 24 full calendar months from the date of the most recent adjustment of the Applicable Interest Rate by the Committee.

  (ii)
  Effective for the period extending from a Grantee's employment termination date to the date the Grantee's Account is distributed in full, the Committee, in its sole and absolute discretion, may designate the term "Applicable Interest Rate" for such Grantee's Account to mean the lesser of: (A) the rate in effect under Paragraph 2(g)(i) or (B) the interest rate that, when compounded annually pursuant to rules established by the Committee from time to time, is mathematically equivalent to the Prime Rate plus one percent, compounded annually as of the last day of the calendar year. Notwithstanding the foregoing, the Committee may delegate its authority to determine the Applicable Interest Rate under this Paragraph 2(g)(ii) to an officer of the Company or committee of two or more officers of the Company.

        (h)    "AT&T Broadband Transaction"    means the acquisition of AT&T Broadband Corp. (now known as Comcast Cable Communications Holdings, Inc.) by the Company.

        (i)    "Award"    means an award of Restricted Stock or Restricted Stock Units granted under the Plan.

        (j)    "Board"    means the Board of Directors of the Company.

        (k)    "Change of Control" means:

  (i)
  For all purposes of the Plan other than Article VIII, any transaction or series of transactions as a result of which any Person who was a Third Party immediately before such transaction or series of transactions owns then-outstanding securities of the Company such that such Person has the ability to direct the management of the Company, as determined by the Board in its discretion. The Board may also determine that a Change of Control shall occur upon the completion of one or more proposed transactions. The Board's determination shall be final and binding.

  (ii)
  For purposes of Article VIII, any transaction or series of transactions that constitutes:

  (1)
  a change in the ownership of the Company, within the meaning of Q&A 12 of IRS Notice 2005-1;

  (2)
  a change in effective control of the Company, within the meaning of Q&A 13 of IRS Notice 2005-1; or

  (3)
  a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Q&A 14 of IRS Notice 2005-1.

        (l)    "Code"    means the Internal Revenue Code of 1986, as amended.

        (m)    "Comcast Plan"    means any restricted stock, restricted stock unit, stock bonus, stock option or other compensation plan, program or arrangement established or maintained by the Company or an Affiliate, including but not limited to this Plan, the Comcast Corporation 2003 Stock Option Plan, the Comcast Corporation 2002 Stock Option Plan, the Comcast Corporation 1996 Stock Option Plan, Comcast Corporation 1987 Stock Option Plan and the Comcast Corporation 2002 Deferred Stock Option Plan.

        (n)    "Committee"    means the Compensation Committee of the Board.

        (o)    "Common Stock"    means Class A Common Stock, par value $0.01, of the Company.

        (p)    "Company"    means Comcast Corporation, a Pennsylvania corporation, as successor to Comcast Holdings Corporation (formerly known as Comcast Corporation), including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

        (q)    "Company Stock Fund"    means a hypothetical investment fund pursuant to which Deferred Stock Units are credited with respect to a portion of an Award subject to an Election, and thereafter until (i) the date of distribution or (ii) the effective date of a Diversification Election, to the extent a Diversification Election applies to such Deferred Stock Units, as applicable. The portion of a Grantee's Account deemed invested in the Company Stock Fund shall be treated as if such portion of the Account were invested in hypothetical shares of Common Stock or Special Common Stock otherwise deliverable as Shares upon the Vesting Date associated with Restricted Stock or Restricted Stock Units, and all dividends and other distributions paid with respect to Common Stock or Special Common Stock were held uninvested in cash and credited with interest at the Applicable Interest Rate as of the next succeeding December 31 (to the extent the Account continues to be deemed credited in the form of Deferred Stock Units through such December 31).

        (r)    "Date of Grant"    means the date on which an Award is granted.

        (s)    "Deceased Grantee"    means:

  (i)
  A Grantee whose employment by a Participating Company is terminated by death; or

  (ii)
  A Grantee who dies following termination of employment by a Participating Company.

        (t)    "Deferral Eligible Employee"    means:

  (i)
  An Eligible Employee whose Annual Rate of Pay is $200,000 or more as of both: (i) the date on which an Initial Election is filed with the Committee; and (ii) the first day of the calendar year in which such Initial Election filed.

  (ii)
  An Eligible Employee whose Annual Rate of Pay is $125,000 as of each of: (A) June 30, 2002; (B) the date on which an Initial Election is filed with the Committee; and (C) the first day of each calendar year beginning after December 31, 2002.

  (iii)
  Each New Key Employee.

  (iv)
  Each other employee of a Participating Company who is designated by the Committee, in its sole and absolute discretion, as a Deferral Eligible Employee.

        (u)    "Deferred Stock Units"    means the number of hypothetical Shares subject to an Election.

        (v)    "Disability"    means:

  (i)
  An individual's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

  (ii)
  Circumstances under which, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, an individual is receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the individual's employer.

        (w)    "Disabled Grantee"    means:

  (i)
  A Grantee whose employment by a Participating Company is terminated by reason of Disability;

  (ii)
  The duly-appointed legal guardian of an individual described in Paragraph 2(w)(i) acting on behalf of such individual.

        (x)    "Diversification Election"    means a Grantee's election to have a portion of the Grantee's Account credited in the form of Deferred Stock Units and attributable to any grant of Restricted Stock or Restricted Stock Units deemed liquidated and credited thereafter under the Income Fund, as provided in Paragraph 8(g).

        (y)    "Election"    means, as applicable, an Initial Election, a Subsequent Election, or an Acceleration Election.

        (z)    "Eligible Employee"    means an employee of a Participating Company, as determined by the Committee.

        (aa)    "Fair Market Value"    means:

  (i)
  If Shares are listed on a stock exchange, Fair Market Value shall be determined based on the last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the next trading date.

  (ii)
  If Shares are not so listed, but trades of Shares are reported on the Nasdaq National Market, Fair Market Value shall be determined based on the last quoted sale price of a Share on the Nasdaq National Market on the date of determination, or if such date is not a trading day, the next trading date.

  (iii)
  If Shares are not so listed nor trades of Shares so reported, Fair Market Value shall be determined by the Committee in good faith.

        (bb)    "Grandfathered Amount"    means Deferred Stock Units described in Paragraph 1(b).

        (cc)    "Grantee"    means an Eligible Employee or Non-Employee Director who is granted an Award.

        (dd)    "Hardship"    means a Grantee's severe financial hardship due to an unforeseeable emergency resulting from a sudden and unexpected illness or accident of the Grantee, or, a sudden and unexpected illness or accident of a dependent (as defined by section 152(a) of the Code) of the Grantee, or loss of the Grantee's property due to casualty, or other similar and extraordinary unforeseeable circumstances arising as a result of events beyond the control of the Grantee. A need to send the Grantee's child to college or a desire to purchase a home is not an unforeseeable emergency. No Hardship shall be deemed to exist to the extent that the financial hardship is or may be relieved (a) through reimbursement or compensation by insurance or otherwise, (b) by borrowing from commercial sources on reasonable commercial terms to the extent that this borrowing would not itself cause a severe financial hardship, (c) by cessation of deferrals under the Plan, or (d) by liquidation of the Grantee's other assets (including assets of the Grantee's spouse and minor children that are reasonably available to the Grantee) to the extent that this liquidation would not itself cause severe financial hardship. For the purposes of the preceding sentence, the Grantee's resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Grantee; however, property held for the Grantee's child under an irrevocable trust or under a Uniform Gifts to Minors Act custodianship or Uniform Transfers to Minors Act custodianship shall not be treated as a resource of the Grantee. The Committee shall determine whether the circumstances of the Grantee constitute an unforeseeable emergency and thus a Hardship within the meaning of this Paragraph 2(dd). Following a uniform procedure, the Committee's determination shall consider any facts or conditions deemed necessary or advisable by the Committee, and the Grantee shall be required to submit any evidence of the Grantee's circumstances that the Committee requires. The determination as to whether the Grantee's circumstances are a case of Hardship shall be based on the facts of each case; provided however, that all determinations as to Hardship shall be uniformly and consistently made according to the provisions of this Paragraph 2(dd) for all Grantees in similar circumstances.

        (ee)    "Income Fund"    means a hypothetical investment fund pursuant to which an amount equal to the Fair Market Value of Deferred Stock Units subject to a Diversification Election is credited as of the effective date of such Diversification Election and as to which interest is credited thereafter until the date of distribution at the Applicable Interest Rate.

        (ff)    "Initial Election"    means a written election on a form provided by the Committee, pursuant to which a Grantee: (i) elects, within the time or times specified in Paragraph 8(a), to defer the distribution date of Shares issuable with respect to Restricted Stock or Restricted Stock Units; and (ii) designates the distribution date of such Shares.

        (gg)    "New Key Employee"    means each employee of a Participating Company who: (i) becomes an employee of a Participating Company and has an Annual Rate of Pay of $200,000 or more as of his employment commencement date; or (ii) has an Annual Rate of Pay that is increased to $200,000 or more and who, immediately preceding such increase, was not a Deferral Eligible Employee.

        (hh)    "Non-Employee Director"    means an individual who is a member of the Board, and who is not an employee of the Company, including an individual who is a member of the Board and who previously was an employee of the Company.

        (ii)    "Normal Retirement"    means a Grantee's termination of employment that is treated by the Participating Company as a retirement under its employment policies and practices as in effect from time to time.

        (jj)    "Other Available Shares"    means, as of any date, the sum of:

  (i)
  The total number of Shares owned by a Grantee that were not acquired by such Grantee pursuant to a Comcast Plan or otherwise in connection with the performance of services to the Company or an Affiliate; plus

  (ii)
  The excess, if any of:

  (1)
  The total number of Shares owned by a Grantee other than the Shares described in Paragraph 2(jj)(i); over

  (2)
  The sum of:

  (A)
  The number of such Shares owned by such Grantee for less than six months; plus

  (B)
  The number of such Shares owned by such Grantee that has, within the preceding six months, been the subject of a withholding certification pursuant to Paragraph 9(c)(ii) or any similar withholding certification under any other Comcast Plan; plus

  (C)
  The number of such Shares owned by such Grantee that has, within the preceding six months, been received in exchange for Shares surrendered as payment, in full or in part, or as to which ownership was attested to as payment, in full or in part, of the exercise price for an option to purchase any securities of the Company or an Affiliate of the Company, under any Comcast Plan, but only to the extent of the number of Shares surrendered or attested to; plus

  (D)
  The number of such Shares owned by such Grantee as to which evidence of ownership has, within the preceding six months, been provided to the Company in connection with the crediting of "Deferred Stock Units" to such Grantee's Account under the Comcast Corporation 2002 Deferred Stock Option Plan (as in effect from time to time).

      For purposes of this Paragraph 2(jj), a Share that is subject to an Election pursuant to Paragraph 8 or a deferral election pursuant to another Comcast Plan shall not be treated as owned by a Grantee until all conditions to the delivery of such Share have lapsed. The number of Other Available Shares shall be determined separately for Common Stock and Special Common Stock. For purposes of determining the number of Other Available Shares, the term "Shares" shall also include the securities held by a Grantee immediately before the consummation of the AT&T Broadband Transaction that became Shares as a result of the AT&T Broadband Transaction.

        (kk)    "Participating Company"    means the Company and each of the Subsidiary Companies.

        (ll)    "Performance-Based Compensation"    means "performance-based compensation" within the meaning of Q&A 22 of IRS Notice 2005-1, or such other guidance as may be issued by the Department of the Treasury under section 409A of the Code.

        (mm)    "Performance Period"    means a period of at least 12 months during which a Grantee may earn Performance-Based Compensation.

        (nn)    "Person"    means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.

        (oo)    "Plan"    means the Comcast Corporation 2002 Restricted Stock Plan, as set forth herein, and as amended from time to time.

        (pp)    "Prime Rate"    means, for any calendar year, the interest rate that, when compounded daily pursuant to rules established by the Committee from time to time, is mathematically equivalent to the prime rate of interest (compounded annually) as published in the Eastern Edition of The Wall Street Journal on the last business day preceding the first day of such calendar year, and as adjusted as of the last business day preceding the first day of each calendar year beginning thereafter.

        (qq)    "Restricted Stock"    means Shares subject to restrictions as set forth in an Award.

        (rr)    "Restricted Stock Unit"    means a unit that entitles the Grantee, upon the Vesting Date set forth in an Award, to receive one Share.

        (ss)    "Retired Grantee"    means a Grantee who has terminated employment pursuant to a Normal Retirement.

        (tt)    "Rule 16b-3"    means Rule 16b-3 promulgated under the 1934 Act, as in effect from time to time.

        (uu)    "Share"    or "Shares" means:

  (i)
  except as provided in Paragraph 2(uu)(ii), a share or shares of Common Stock.

  (ii)
  with respect to Awards granted before the consummation of the AT&T Broadband Transaction as to which a Vesting Date has not occurred, and for purposes of Paragraphs 2(jj) and 9(c), the term "Share" or "Shares" also means a share or shares of Special Common Stock.

        (vv)    "Special Common Stock"    means Class A Special Common Stock, par value $0.01, of the Company.

        (ww)    "Special Diversification Election"    means, with respect to each separate grant of Restricted Stock or Restricted Stock Units, a Diversification Election by a Grantee to have more than 40 percent of the Deferred Stock Units credited to such Grantee's Account in the Company Stock Fund liquidated and credited thereafter under the Income Fund, as provided in Paragraph 8(g)(i), if (and to the extent that) it is approved by the Committee in accordance with Paragraph 8(g)(ii).

        (xx)    "Subsequent Election"    means a written election on a form provided by the Committee, filed with the Committee in accordance with Paragraph 8(d), pursuant to which a Grantee: (i) elects, within the time or times specified in Paragraph 8(d), to further defer the distribution date of Shares issuable with respect to Restricted Stock or Restricted Stock Units; and (ii) designates the distribution date of such Shares.

        (yy)    "Subsidiary Companies"    means all business entities that, at the time in question, are subsidiaries of the Company, within the meaning of section 424(f) of the Code.

        (zz)    "Successor-in-Interest"    means the estate or beneficiary to whom the right to payment under the Plan shall have passed by will or the laws of descent and distribution.

        (aaa)    "Terminating Event"    means any of the following events:

  (i)
  the liquidation of the Company; or

  (ii)
  a Change of Control.

        (bbb)    "Third Party"    means any Person, together with such Person's Affiliates, provided that the term "Third Party" shall not include the Company or an Affiliate of the Company.

        (ccc)    "Vesting Date"    means, as applicable: (i) the date on which the restrictions imposed on a Share of Restricted Stock lapse or (ii) the date on which the Grantee vests in a Restricted Stock Unit.

        (ddd)    "1933 Act"    means the Securities Act of 1933, as amended.

        (eee)    "1934 Act"    means the Securities Exchange Act of 1934, as amended.

3.     RIGHTS TO BE GRANTED

        Rights that may be granted under the Plan are:

          (a)   Rights to Restricted Stock which gives the Grantee ownership rights in the Shares subject to the Award, subject to a substantial risk of forfeiture, as set forth in Paragraph 7, and to deferred payment, as set forth in Paragraph 8; and

          (b)   Rights to Restricted Stock Units which give the Grantee the right to receive Shares upon a Vesting Date, as set forth in Paragraph 7, and to deferred payment, as set forth in Paragraph 8. The maximum number of Shares subject to Awards that may be granted to any single individual in any calendar year, adjusted as provided in Paragraph 10, shall be one million Shares.

4.     SHARES SUBJECT TO THE PLAN

          (a)   Not more than 15 million Shares in the aggregate may be issued under the Plan pursuant to the grant of Awards, subject to adjustment in accordance with Paragraph 10. The Shares issued under the Plan may, at the Company's option, be either Shares held in treasury or Shares originally issued for such purpose.

          (b)   If Restricted Stock or Restricted Stock Units are forfeited pursuant to the term of an Award, other Awards with respect to such Shares may be granted.

5.
ADMINISTRATION OF THE PLAN

        (a)    Administration.    The Plan shall be administered by the Committee, provided that with respect to Awards to Non-Employee Directors, the rules of this Section 5 shall apply so that all references in this Section 5 to the Committee shall be treated as references to either the Board or the Committee acting alone.

        (b)    Grants.    Subject to the express terms and conditions set forth in the Plan, the Committee shall have the power, from time to time, to:

  (i)
  select those Employees and Non-Employee Directors to whom Awards shall be granted under the Plan, to determine the number of Shares and/or Restricted Stock Units, as applicable, to be granted pursuant to each Award, and, pursuant to the provisions of the Plan, to determine the terms and conditions of each Award, including the restrictions applicable to such Shares and the conditions upon which a Vesting Date shall occur; and

  (ii)
  interpret the Plan's provisions, prescribe, amend and rescind rules and regulations for the Plan, and make all other determinations necessary or advisable for the administration of the Plan.

        The determination of the Committee in all matters as stated above shall be conclusive.

        (c)    Meetings.    The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

        (d)    Exculpation.    No member of the Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his office, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Paragraph 5(d) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute.

        (e)    Indemnification.    Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company' s Articles of Incorporation and By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards thereunder in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be such member of the Committee at the time of the action, suit or proceeding.

        (f)    Delegation of Authority.    The Committee may delegate to an officer of the Company, or a committee of two or more officers of the Company, discretion under the Plan to grant Restricted Stock and/or Restricted Stock Units to any Grantee other than a Grantee who, at the time of the grant:

  (i)
  has a base salary of $500,000 or more;

  (ii)
  holds a position with Comcast Corporation of Senior Vice President or a position of higher rank than Senior Vice President; or

  (iii)
  is subject to the short-swing profit recapture rules of section 16(b) of the 1934 Act.

        (g)    Termination of Delegation of Authority.    Any delegation of authority described in Paragraph 5(f) shall continue in effect until the earliest of:

  (i)
  such time as the Committee shall, in its discretion, revoke such delegation of authority;

  (ii)
  the delegate shall cease to be an employee of the Company for any reason; or

  (iii)
  the delegate shall notify the Committee that he declines to continue exercise such authority.

6.     ELIGIBILITY

        Awards may be granted only to Eligible Employees and, subject to the approval of the shareholders of the Company at the Annual Meeting of Shareholders of the Company to be held in 2005, Non-Employee Directors.

7.     RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

        The Committee may grant Awards in accordance with the Plan, provided that the Board or the Committee may grant Awards to Non-Employee Directors authorized by the Comcast Corporation 2002 Non-Employee Director Compensation Plan, or otherwise. With respect to Awards to Non-Employee Directors, the rules of this Section 7 shall apply so that either the Board or the Committee acting alone shall have all of the authority otherwise reserved in this Section 7 to the Committee..

        The terms and conditions of Awards shall be set forth in writing as determined from time to time by the Committee, consistent, however, with the following:

        (a)    Time of Grant.    All Awards shall be granted within ten (10) years from the date of adoption of the Plan by the Board.

        (b)    Terms of Awards.    The provisions of Awards need not be the same with respect to each Grantee. No cash or other consideration shall be required to be paid by the Grantee in exchange for an Award.

        (c)    Awards and Agreements.    Each Grantee shall be provided with an agreement specifying the terms of an Award. In addition, a certificate shall be issued to each Grantee in respect of Restricted Shares subject to an Award. Such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Company may require that the certificate evidencing such Restricted Stock be held by the Company until all restrictions on such Restricted Stock have lapsed.

        (d)    Restrictions.    Subject to the provisions of the Plan and the Award, the Committee may establish a period commencing with the Date of Grant during which the Grantee shall not be permitted to sell, transfer, pledge or assign Restricted Stock awarded under the Plan.

        (e)    Vesting/Lapse of Restrictions.    Subject to the provisions of the Plan and the Award, a Vesting Date for Restricted Stock or Restricted Stock Units subject to an Award shall occur at such time or times and on such terms and conditions as the Committee may determine and as are set forth in the Award; provided, however, that except as otherwise provided by the Committee, a Vesting Date shall occur only if the Grantee is an employee of a Participating Company as of such Vesting Date, and has been an employee of a Participating Company continuously from the Date of Grant. The Award may provide for Restricted Stock or Restricted Stock Units to vest in installments, as determined by the Committee. The Committee may, in its sole discretion, waive, in whole or in part, any remaining conditions to vesting with respect to such Grantee's Restricted Stock or Restricted Stock Units. All references to Shares in Awards granted before the consummation of the AT&T Broadband Transaction as to which a Vesting Date has not occurred shall be deemed to be references to Special Common Stock.

        (f)    Rights of the Grantee.    Grantees may have such rights with respect to Shares subject to an Award as may be determined by the Committee and set forth in the Award, including the right to vote such Shares, and the right to receive dividends paid with respect to such Shares. A Grantee whose Award consists of Restricted Stock Units shall not have the right to vote or to receive dividend equivalents with respect to such Restricted Stock Units.

        (g)    Termination of Grantee's Employment.    A transfer of an Eligible Employee between two employers, each of which is a Participating Company, shall not be deemed a termination of employment. In the event that a Grantee terminates employment with all Participating Companies, all Restricted Shares and/or Restricted Stock Units as to which a Vesting Date has not occurred shall be forfeited by the Grantee and deemed canceled by the Company.

        (h)    Delivery of Shares.    Except as otherwise provided by Paragraph 8, when a Vesting Date occurs with respect to all or a portion of an Award of Restricted Stock or Restricted Stock Units, the Company shall notify the Grantee that a Vesting Date has occurred, and shall deliver to the Grantee (or the Grantee's Successor-in-Interest) a certificate for the number of Shares as to which a Vesting Date has occurred (or in the case of Restricted Stock Units, the number of Shares represented by such Restricted Stock Units) without any legend or restrictions (except those that may be imposed by the Committee, in its sole judgment, under Paragraph 9(a)). The right to payment of any fractional Shares that may have accrued shall be satisfied in cash, measured by the product of the fractional amount times the Fair Market Value of a Share at the Vesting Date, as determined by the Committee.

8.     DEFERRAL ELECTIONS

        A Grantee may elect to defer the receipt of Shares that would otherwise be issuable with respect to Restricted Stock or Restricted Stock Units as to which a Vesting Date has occurred, as provided by the Committee in the Award, consistent, however, with the following:

        (a)    Initial Election.

          (i)    Election.    Each Grantee who is a Non-Employee Director or a Deferral Eligible Employee shall have the right to defer the receipt of some or all of the Shares issuable with respect to Restricted Stock or Restricted Stock Units as to which a Vesting Date has not yet occurred, by filing an Initial Election to defer the receipt of such Shares on a form provided by the Committee for this purpose.

          (ii)    Deadline for Initial Election.    No Initial Election to defer the receipt of Shares issuable with respect to Restricted Stock or Restricted Stock Units that are not Performance-Based Compensation shall be effective unless it is filed with the Committee on or before the 30th day following the Date of Grant provided that pursuant to Q-A 21 of IRS Notice 2005-1, to the extent provided by the Committee or its delegate, a Grantee may, on or before March 15, 2005, make an Initial Election with respect to Restricted Stock or Restricted Stock Units that were granted before January 1, 2005 and were not vested on December 31, 2004, and with respect to Restricted Stock or Restricted Stock Units that may be granted after December 31, 2004, provided further that the Restricted Stock or Restricted Stock Units to which the Initial Election relates have not been vested at the time the Initial Election is filed. No Initial Election to defer the receipt of Shares issuable with respect to Restricted Stock or Restricted Stock Units that are Performance-Based Compensation shall be effective unless it is filed with the

  Administrator at least six months before the end of the Performance Period during which such Performance-Based Compensation may be earned.

          (iii)    Special Transition Rule.    Pursuant to Q-A 20 of IRS Notice 2005-1, to the extent provided by the Committee or its delegate, a Grantee may, on or before December 31, 2005, terminate the deferral of Restricted Stock or Restricted Stock Units pursuant to an Initial Election or cancel an Initial Election with regard to amounts deferred under the Plan, provided that if a Grantee terminates the deferral of Compensation pursuant to an Initial Election under this Paragraph 8(a)(iii), the Company shall pay the Grantee the Compensation that would have been deferred if the deferral of Compensation had not been terminated, and provided further that if a Grantee cancels an Initial Election with regard to amounts deferred under the Plan, the Company shall pay the Grantee the amount deferred pursuant to such Initial Election through the cancellation date, plus income, gains and losses credited with respect thereto as provided in this Article VIII.

        (b)    Effect of Failure of Vesting Date to Occur.    An Election shall be null and void if a Vesting Date with respect to the Restricted Stock or Restricted Stock Units does not occur before the distribution date for Shares issuable with respect to such Restricted Stock or Restricted Stock Units identified in such Election.

        (c)    Deferral Period.    Except as otherwise provided in Paragraph 8(d), all Shares issuable with respect to Restricted Stock or Restricted Stock Units that are subject to an Election shall be delivered to the Grantee (or the Grantee's Successor-in-Interest) without any legend or restrictions (except those that may be imposed by the Committee, in its sole judgment, under Paragraph 9(a)), on the distribution date for such Shares designated by the Grantee on the most recently filed Election. Subject to acceleration or deferral pursuant to Paragraph 8(d) or Paragraph 11, no distribution may be made earlier than January 2nd of the third calendar year beginning after the Vesting Date, nor later than January 2nd of the eleventh calendar year beginning after the Vesting Date. The distribution date may vary with each separate Election.

        (d)    Additional Elections.    Notwithstanding anything in this Paragraph 8(d) to the contrary, no Subsequent Election shall be effective until 12 months after the date on which such Subsequent Election is made.

  (i)
  Each Active Grantee who has previously made an Initial Election to receive a distribution of part or all of his or her Account, or who, pursuant to this Paragraph 8(d)(i) has made a Subsequent Election to defer the distribution date for Shares issuable with respect to Restricted Stock or Restricted Stock Units for an additional period from the originally-elected distribution date, may elect to defer the distribution date for a minimum of five and a maximum of ten additional years from the previously-elected distribution date, by filing a Subsequent Election with the Committee on or before the close of business at least one year before the date on which the distribution would otherwise be made.

  (ii)
  A Deceased Grantee's Successor-in-Interest may elect to: (A) file a Subsequent Election to defer the distribution date for the Deceased Grantee's Shares issuable with respect to Restricted Stock or Restricted Stock Units for a minimum of five additional years from the date payment would otherwise be made; or (B) file an Acceleration Election to accelerate the distribution date for the Deceased Grantee's Shares issuable with respect to Restricted Stock or Restricted Stock Units from the date payment would otherwise be made to a date that is as soon as practicable following the Deceased Grantee's death. A Subsequent Election must be filed with the Committee at least one year before the date on which the distribution would otherwise be made, as reflected on the Deceased Grantee's last Election. An Acceleration Election pursuant to this Paragraph 8(d)(ii) must be filed with the Committee as soon as practicable following the Deceased Grantee's death, as determined by the Committee.

  (iii)
  A Disabled Grantee may elect to accelerate the distribution date of the Disabled Grantee's Shares issuable with respect to Restricted Stock or Restricted Stock Units from the date payment would otherwise be made to a date that is as soon as practicable following the date the Disabled Grantee became disabled. An Acceleration Election pursuant to this Paragraph 8(d)(iii) must be filed with the Committee as soon as practicable following the Deceased Grantee's death, as determined by the Committee.

  (iv)
  A Retired Grantee may elect to defer the distribution date of the Retired Grantee's Shares issuable with respect to Restricted Stock or Restricted Stock Units for a minimum of five additional years from the date payment would otherwise be made (provided that if a Subsequent Election is made pursuant to this Paragraph 8(d)(iv), the Retired Grantee's Account shall be distributed in full on or before the later of the fifth anniversary of the Retired Grantee's Normal Retirement or the fifth anniversary of the date that payment would otherwise have been made. A Subsequent Election must be filed with the Committee at least one year before the date on which the distribution would otherwise be made, as reflected on the Retired Grantee's last Election.

  (v)
  Discretion to Provide for Distribution in Full Upon or Following a Change of Control. To the extent permitted by IRS Notice 2005-1, in connection with a Change of Control, and for the 12-month period following a Change of Control, the Committee may exercise its discretion to terminate the deferral provisions of the Plan and, notwithstanding any other provision of the Plan or the terms of any Initial Election or Subsequent Election, distribute the Account of each Grantee in full and thereby effect the revocation of any outstanding Initial Elections or Subsequent Elections.

  (vi)
  Hardship. Notwithstanding the terms of an Initial Election or Subsequent Election, if, at the Grantee's request, the Committee determines that the Grantee has incurred a Hardship, the Committee may, in its discretion, authorize the immediate distribution of all or any portion of the Grantee's Account.

  (vii)
  Other Acceleration Events. To the extent permitted by Q-A 15 of IRS Notice 2005-1, notwithstanding the terms of an Initial Election or Subsequent Election, distribution of all or part of a Grantee's Account may be made:

  (1)
  To the extent necessary to fulfill a domestic relations order (as defined in section 414(p)(1)(B) of the Code).

  (2)
  To the extent necessary to comply with a certificate of divestiture (as defined in section 1043(b)(2) of the Code).

  (3)
  To pay the Federal Insurance Contribution Act ("FICA") tax imposed under sections 3101 and 3121(v)(2) of the Code on compensation deferred under the Plan (the "FICA Amount") plus the income tax at source on wages imposed under section 3401 of the Code with respect to the FICA Amount, and to pay the additional income tax at source on wages attributable to the pyramiding section 3401 wages and taxes, provided that the total amount distributable under this Paragraph 8(d)(vii)(3) shall not exceed the sum of the FICA Amount and the income tax withholding related to such FICA Amount.

        (e)    Book Accounts.    An Account shall be established for each Grantee who makes an Election. Deferred Stock Units shall be credited to the Account as of the date an Election becomes effective. Each Deferred Stock Unit will represent, as applicable, either a hypothetical share of Common Stock or a hypothetical share of Special Common Stock credited to the Account in lieu of delivery of the Shares to which the Election applies. To the extent an Account is deemed invested in the Income Fund, the Committee shall credit earnings with respect to such Account at the Applicable Interest Rate, as further provided in Paragraph 8(g).

        (f)    Plan-to-Plan Transfers.    The Administrator may delegate its authority to arrange for plan-to-plan transfers as described in this Paragraph 8(f) to an officer of the Company or committee of two or more officers of the Company.

  (i)
  The Administrator may, with a Grantee's consent, make such arrangements as it may deem appropriate to transfer the Company's obligation to pay benefits with respect to such Grantee which have not become payable under this Plan, to another employer, whether through a deferred compensation plan, program or arrangement sponsored by such other employer or otherwise, or to another deferred compensation plan, program or arrangement sponsored by the Company or an Affiliate. Following the completion of such transfer, with respect to the benefit transferred, the Grantee shall have no further right to payment under this Plan.

  (ii)
  The Administrator may, with a Grantee's consent, make such arrangements as it may deem appropriate to assume another employer's obligation to pay benefits with respect to such Grantee which have not become payable under the deferred compensation plan, program or arrangement under which such future right to payment arose, to the Plan, or to assume a future payment obligation of the Company or an Affiliate under another plan, program or arrangement sponsored by the Company or an Affiliate. Upon the completion of the Plan's assumption of such payment obligation, the Administrator shall establish an Account for such Grantee, and the Account shall be subject to the rules of this Plan, as in effect from time to time.

  (iii)
  Pursuant to Q-A 19(c) of IRS Notice 2005-1, to the extent provided by the Committee or its delegate, a Grantee may, on or before December 31, 2005, with respect to all or any portion of his or her Grandfathered Amount under the Plan as in effect on December 31, 2004, make new payment elections as to the form and timing of payment of such amounts as may be permitted under this Plan, provided that following the completion of such new payment election, such amounts shall not be treated as a Grandfathered Amount, but instead shall be treated as a non-Grandfathered Amount, subject to the rules of this Plan.

        (g)    Crediting of Income, Gains and Losses on Accounts.    Except as otherwise provided in Paragraph 8(h), the value of a Grantee's Account as of any date shall be determined as if it were invested in the Company Stock Fund.

        (h)    Diversification Elections.

          (i)    In General.    A Diversification Election shall be available: (A) at any time that a Registration Statement filed under the 1933 Act (a "Registration Statement") is effective with respect to the Plan; and (B) with respect to a Special Diversification Election, if and to the extent that the opportunity to make such a Special Diversification Election has been approved by the Committee. No approval is required for a Diversification Election other than a Special Diversification Election.

          (ii)    Committee Approval of Special Diversification Elections.    The opportunity to make a Special Diversification Election and the extent to which a Special Diversification Election applies to Deferred Stock Units credited to the Company Stock Fund may be approved or rejected by the Committee in its sole discretion. A Special Diversification Election shall only be effective if (and to the extent) approved by the Committee.

          (iii)    Timing and Manner of Making Diversification Elections.    Each Grantee and, in the case of a Deceased Grantee, the Successor-in-Interest, may make a Diversification Election to convert up to 40 percent (or in the case of a Special Diversification Election, up to the approved percentage) of Deferred Stock Units attributable to each grant of Restricted Stock or Restricted Stock Units credited to the Company Stock Fund to the Income Fund. No deemed transfers shall be permitted from the Income Fund to the Company Stock Fund. Diversification Elections under this Paragraph 8(h)(iii) shall be prospectively effective on the later of: (A) the date designated by the Grantee on a Diversification Election filed with the Committee; or (B) the business day next following the lapse of six months from the date Deferred Stock Units subject to the Diversification Election are credited to the Grantee's Account. In no event may a Diversification Election be effective earlier than the business day next following the lapse of six (6) months from the date Deferred Stock Units are credited to the Account following the lapse of restrictions with respect to an Award.

          (iv)    Timing of Credits.    Account balances subject to a Diversification Election under this Paragraph 8(h) shall be deemed transferred from the Company Stock Fund to the Income Fund immediately following the effective date of such Diversification Election. The value of amounts deemed invested in the Income Fund immediately following the effective date of a Diversification Election shall be based on hypothetical sales of Common Stock or Special Common Stock, as applicable, underlying the liquidated Deferred Stock Units at Fair Market Value as of the effective date of a Diversification Election.

        (i)    Effect of Distributions within Five Years of Effective Date of Diversification Election.    If, pursuant to Paragraphs 8(a) through 8(d), Shares distributable with respect to Deferred Stock Units credited to the Company Stock Fund that are attributable to an Award as to which a Diversification Election was made are distributed on or before the fifth anniversary of the effective date of such Diverisfication Election (and, in the case of a Grantee who is a Successor-in-Interest, whether or not such Diversification Election was made by a Grantee's predecessor-in-interest), then, except as may otherwise be provided by the Committee in its sole and absolute discretion, the following percentage of the Grantee's Account credited to the Income Fund and attributable to such Diversification Election shall be distributed simultaneously with such Shares, without regard to any election to the contrary:

Time that Shares are Distributable	Distributable Percentage of Corresponding Income Fund Amount
On or before the third anniversary of a Diversification Election	60%
After the third anniversary of a Diversification Election and on or before the fourth anniversary of a Diversification Election	40%
After the fourth anniversary of a Diversification Election and on or before the fifth anniversary of a Diversification Election	20%
After the fifth anniversary of a Diversification Election	0%

        (j)    Grantees' Status as General Creditors.    A Grantee's right to delivery of Shares subject to an Election under this Paragraph 8, or to amounts deemed invested in the Income Fund pursuant to a Diversification Election, shall at all times represent the general obligation of the Company. The Grantee shall be a general creditor of the Company with respect to this obligation, and shall not have a secured or preferred position with respect to such obligation. Nothing contained in the Plan or an Award shall be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind. Nothing contained in the Plan or an Award shall be construed to eliminate any priority or preferred position of a Grantee in a bankruptcy matter with respect to claims for wages.

        (k)    Non-Assignability, Etc.    The right of a Grantee to receive Shares subject to an Election under this Paragraph 8, or to amounts deemed invested in the Income Fund pursuant to a Diversification Election, shall not be subject in any manner to attachment or other legal process for the debts of such Grantee; and no right to receive Shares or cash payments hereunder shall be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

9.     SECURITIES LAWS; TAXES

        (a)    Securities Laws.    The Committee shall have the power to make each grant of Awards under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the 1933 Act and the 1934 Act, including Rule 16b-3. Such conditions may include the delivery by the Grantee of an investment representation to the Company in connection with a Vesting Date occurring with respect to Shares subject to an Award, or the execution of an agreement by the Grantee to refrain from selling or otherwise disposing of the Shares acquired for a specified period of time or on specified terms.

        (b)    Taxes.    Subject to the rules of Paragraph 9(c), the Company shall be entitled, if necessary or desirable, to withhold the amount of any tax, charge or assessment attributable to the grant of any Award or the occurrence of a Vesting Date with respect to any Award. The Company shall not be required to deliver Shares pursuant to any Award until it has been indemnified to its satisfaction for any such tax, charge or assessment.

        (c)    Payment of Tax Liabilities; Election to Withhold Shares or Pay Cash to Satisfy Tax Liability.

  (i)
  In connection with the grant of any Award or the occurrence of a Vesting Date under any Award, the Company shall have the right to (A) require the Grantee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for Shares subject to such Award, or (B) take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Company's obligation to make any delivery or transfer of Shares shall be conditioned on the Grantee's compliance, to the Company's satisfaction, with any withholding requirement.

  (ii)
  Except as otherwise provided in this Paragraph 9(c)(ii), any tax liabilities incurred in connection with grant of any Award or the occurrence of a Vesting Date under any Award under the Plan shall be satisfied by the Company's withholding a portion of the Shares subject to such Award having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Company under applicable law, unless otherwise determined by the Committee with respect to any Grantee. Notwithstanding the foregoing, the Committee may permit a Grantee to elect one or both of the following: (A) to have taxes withheld in excess of the minimum amount required to be withheld by the Company under applicable law; provided that the Grantee certifies in writing to the Company at the time of such election that the Grantee owns Other Available Shares having a Fair Market Value that is at least equal to the Fair Market Value to be withheld by the Company in payment of withholding taxes in excess of such minimum amount; and (B) to pay to the Company in cash all or a portion of the taxes to be withheld in connection with such grant or Vesting Date. In all cases, the Shares so withheld by the Company shall have a Fair Market Value that does not exceed the amount of taxes to be withheld minus the cash payment, if any, made by the Grantee. Any election pursuant to this Paragraph 9(c)(ii) must be in writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. An election pursuant to this Paragraph 9(c)(ii) may be made only by a Grantee or, in the event of the Grantee's death, by the Grantee's legal representative. No Shares withheld pursuant to this Paragraph 9(c)(ii) shall be available for subsequent grants under the Plan. The Committee may add such other requirements and limitations regarding elections pursuant to this Paragraph 9(c)(ii) as it deems appropriate.

10.   CHANGES IN CAPITALIZATION

        The aggregate number of Shares and class of Shares as to which Awards may be granted and the number of Shares covered by each outstanding Award shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Shares and/or other outstanding equity security or a recapitalization or other capital adjustment (not including the issuance of

Shares and/or other outstanding equity securities on the conversion of other securities of the Company which are convertible into Shares and/or other outstanding equity securities) affecting the Shares which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Paragraph 10 and any such determination by the Committee shall be final, binding and conclusive.

11.   TERMINATING EVENTS

        The Committee shall give Grantees at least thirty (30) days' notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. The Committee may, in its discretion, provide in such notice that upon the consummation of such Terminating Event, any conditions to the occurrence of a Vesting Date with respect to an Award of Restricted Stock or Restricted Stock Units (other than Restricted Stock or Restricted Stock Units that have previously been forfeited) shall be eliminated, in full or in part. Further, the Committee may, in its discretion, provide in such notice that notwithstanding any other provision of the Plan or the terms of any Election made pursuant to Paragraph 8, upon the consummation of a Terminating Event, Shares issuable with respect to Restricted Stock or Restricted Stock Units subject to an Election made pursuant to Paragraph 8 shall be transferred to the Grantee, and all amounts credited to the Income Fund shall be paid to the Grantee.

12.   CLAIMS PROCEDURE

        If an individual (hereinafter referred to as the "Applicant," which reference shall include the legal representative, if any, of the individual) does not receive timely payment of benefits to which the Applicant believes he is entitled under Paragraph 8 of the Plan, the Applicant may make a claim for benefits in the manner hereinafter provided.

        An Applicant may file a claim for benefits with the Committee on a form supplied by the Committee. If the Committee wholly or partially denies a claim, the Committee shall provide the Applicant with a written notice stating:

  (a)
  The specific reason or reasons for the denial;

  (b)
  Specific reference to pertinent Plan provisions on which the denial is based;

  (c)
  A description of any additional material or information necessary for Applicant to perfect the claim and an explanation of why such material or information is necessary; and

  (d)
  Appropriate information as to the steps to be taken in order to submit a claim for review.

        Written notice of a denial of a claim shall be provided within 90 days of the receipt of the claim, provided that if special circumstances require an extension of time for processing the claim, the Committee may notify the Applicant in writing that an additional period of up to 90 days will be required to process the claim.

        If the Applicant's claim is denied, the Applicant shall have 60 days from the date of receipt of written notice of the denial of the claim to request a review of the denial of the claim by the Committee. Request for review of the denial of a claim must be submitted in writing. The Applicant shall have the right to review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall provide a written decision within 60 days of its receipt of the Applicant's request for review, provided that if special circumstances require an extension of time for processing the review of the Applicant's claim, the Committee may notify the Applicant in writing that an additional period of up to 60 days shall be required to process the Applicant's request for review.

        It is intended that the claims procedures of this Plan be administered in accordance with the claims procedure regulations of the Department of Labor set forth in 29 CFR § 2560.503-1.

        Claims for benefits under the Plan must be filed with the Committee at the following address:

Comcast Corporation 1500 Market Street Philadelphia, PA 19102 Attention: General Counsel

13.   AMENDMENT AND TERMINATION

        The Plan may be terminated by the Board at any time. The Plan may be amended by the Board or the Committee at any time. No Award shall be affected by any such termination or amendment without the written consent of the Grantee.

14.   EFFECTIVE DATE

        The effective date of this amendment and restatement of the Plan is January 1, 2005.

15.   GOVERNING LAW

        The Plan and all determinations made and actions taken pursuant to the Plan shall be governed in accordance with Pennsylvania law.

        Executed on the 16th day of February, 2005.

COMCAST CORPORATION
BY:
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COMCAST CORPORATION 2002 RESTRICTED STOCK PLAN (As Amended And Restated, Effective January 1, 2005)